Exhibit 10.14

                         CHANGE OF CONTROL AGREEMENT


      This Agreement, made and entered into as of the 8th day of January, 1999 by and between _________________ (the "Executive") of ________, New
Hampshire and Pennichuck Corporation (the "Corporation"), a New Hampshire corporation with principal offices in Nashua, New Hampshire.

      WHEREAS, the Executive presently serves as the ________________ of the Corporation, the _________________ of its subsidiaries ___________________
and ___________________, and the ___________________ of its subsidiaries
_______________ and _________________, as such positions may be revised from time-to-time by action of the Board of Directors of the Corporation or a committee thereof having authority with respect to such appointment;

      WHEREAS, the Corporation wishes to assure the continued availability of the Executive's services and to create an environment which will promote the Executive's giving impartial and objective advice in any circumstances resulting from the possibility of a Change of Control of the Corporation (as herein defined); and

      WHEREAS, the Corporation and the Executive wish to provide the Executive with financial protection in the event significant changes in the Executive's employment status occur following a Change of Control of the Corporation.

      NOW THEREFORE, the Corporation and the Executive, in consideration of the terms and conditions set forth herein and other valuable consideration, receipt of which is hereby acknowledged, mutually covenant and agree as follows:

                                  ARTICLE I

                                    TERM

      The term of this Agreement shall be for the period commencing on January 8, 1999 ("Effective Date") and ending three (3) years from the Effective Date, unless the Executive's employment is sooner terminated as provided in Section 7.1 hereof ("Term"). Commencing on or about the first anniversary of the Effective Date and on or about each subsequent anniversary of the Effective Date, the Term of this Agreement shall automatically be extended for an additional one (1) calendar year period, and the provisions hereof shall remain applicable for each such subsequent three-year period, unless either party gives written notice to the other, not later than each anniversary of the Effective Date, that it or he does not concur in such extension.

                                 ARTICLE II

            PAYMENTS UPON CHANGE OF CONTROL AND TERMINATION EVENT

      The Corporation shall make payments to the Executive as provided for in
Article IV hereof upon the occurrence of both a Change of Control of the Corporation and a Termination Event, as such terms are defined in Article III hereof.

                                 ARTICLE III

DEFINITIONS

      (a) "Base Amount" shall mean an amount equal to the Executive's current annual base salary of $__________ , as adjusted from time-to-time by the Board of Directors or a committee thereof having authority with respect to the Executive's annual compensation.

      (b) A "Change of Control" shall be deemed to have occurred if any of the following have occurred:

            (i) any individual, corporation (other than the Corporation), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, as a result of any one or more securities transactions (including gifts and stock repurchases but excluding transactions described in subdivision
      (ii) following) of securities of the Corporation possessing fifty-one percent (51%) or more of the voting power for the election of directors of the Corporation;

            (ii) there shall be consummated any consolidation, merger or stock-for-stock exchange involving securities of the Corporation in which the holders of voting securities of the Corporation immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Corporation (or if the Corporation does not survive such transaction, voting securities of the corporation surviving such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of the Corporation (or such other surviving corporation);

            (iii) "approved directors" shall constitute less than a majority of the entire Board of Directors of the Corporation, with "approved directors" defined to mean the members of the Board of Directors of the Corporation as of the date of this Agreement and any subsequently elected members of the Board of Directors of the Corporation who shall be nominated or approved by a majority of the approved directors on the Board of Directors of the Corporation prior to such election; or

            (iv) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions, excluding any transaction described in subdivision (ii) above), of all, or substantially all, of the assets of the Corporation or its subsidiaries to a party which is not controlled by or under common control with the Corporation.

      (c) A "Termination Event" shall be deemed to have occurred if, within the twelve month period following a Change of Control: (i) the Executive experiences the loss of his position by reason of discharge or demotion, for reasons other than termination or demotion for good cause, or (ii) the Executive voluntarily resigns his position following the substantial withholding, substantial adverse alteration or substantial reduction of responsibility, authority, or compensation (including any compensation or benefit plan in which the Executive participates or substitute plans adopted prior to the Change of Control) to which the Executive was charged or empowered with or entitled to immediately prior to a Change of Control of the Corporation or to which he would normally be charged or empowered with or entitled to from time to time by reason of his office, for reasons other than good cause.

      (d) "Good cause" shall mean: (i) the willful or continued failure by the Executive to perform his duties for the Corporation or a subsidiary (other than such failure resulting from the Executive's incapacity due to physical or mental illness), after a written demand for performance is delivered to the Executive by the President of the Corporation or the applicable subsidiary (or the respective Board of Directors if the Executive then serves in the capacity of president thereof) which specifically identifies the manner in which the President (or, as the case may be, the Board) believes the Executive has not performed his duties;
(ii) an act or acts intended to result in personal enrichment at the material expense of the Corporation or a subsidiary; or, (iii) an act or acts of dishonesty taken by the Executive or of willful misconduct which are materially injurious to the Corporation or a subsidiary.

                                 ARTICLE IV

CASH PAYMENTS

      Upon the occurrence of both a Change of Control of the Corporation and a Termination Event, the Corporation shall, immediately upon the occurrence of the Termination Event, make a lump sum payment (less applicable withholdings) to the Executive in an amount that equals one (1) times the Base Amount; provided that, in consideration thereof, the Executive executes and delivers to the Corporation, in form and content acceptable to the Corporation, a release of all claims and causes of action the Executive has or may ever have against the Corporation arising from his employment and under this Agreement.

                                  ARTICLE V

DEATH OF EXECUTIVE

      If the Executive dies before receiving the payment due to him under this Agreement, the Corporation shall pay to the Executive's designated beneficiary, or failing such designation, to the estate of the Executive, one
(1) lump sum payment in an amount equal to the amount determined pursuant to
Article IV  hereof.

                                 ARTICLE VI

INDEMNIFICATION

      The Executive shall be entitled, at all times, to the benefit of the maximum indemnification and advancement of expenses available from time to time under the Corporation's Articles of Incorporation and Bylaws, and under the laws of the State of New Hampshire. Such indemnification shall survive the termination of the Executive's employment with the Corporation and the termination of this Agreement unless such termination is for "good cause" (as that term is defined in Article III above). In addition, the Corporation shall have in full force and effect an officers' liability insurance policy providing such coverages, exclusions and deductibles as the Corporation and the Executive shall reasonably agree and as is available on a reasonable premium basis.

                                 ARTICLE VII

                                 EMPLOYMENT

      7.1 No Right to Continued Employment. This Agreement shall not confer upon the Executive any right with respect to continuance of employment by the Corporation or any subsidiary, nor shall it interfere in any way with the right of his employer to terminate his employment at any time. No payments hereunder shall be required except upon the occurrence of both a Change of Control of the Corporation and a Termination Event as set forth in Article III herein. Thus, except as specifically provided in Article II herein, no payments hereunder shall be made on account of termination of the Executive's employment (i) upon the Executive's death, disability or retirement, (ii) by the Corporation with or without cause or (iii) upon the Executive's voluntary termination.

      7.2 No Duty to Seek Other Employment. Amounts payable to the Executive under this Agreement shall not be reduced by the amount of any compensation received by the Executive from any other employer or source, and the Executive shall not be under any obligation to seek other employment or gainful pursuit as a result of this Agreement.

                                ARTICLE VIII

OTHER BENEFITS

      8.1 Health Insurance Benefits. Upon the occurrence of a Termination Event following a Change of Control, the Executive shall be entitled to continuation of health insurance benefits as defined by federal ("COBRA") and state law. If the Executive or any qualified beneficiaries elect COBRA continuation coverage, the Corporation agrees to maintain, or reimburse, the Executive or his/her qualified beneficiary for the cost of continuation of coverage for a period of 12 months. After the 12 months has expired, the Executive and/or his qualified beneficiaries shall be responsible for paying the premiums in a timely manner for the remaining COBRA period.

      8.2 Life Insurance Benefits. For a period of 12 months following the date of the occurrence of a Termination Event following a Change of Control, the Corporation agrees to maintain, or to directly reimburse the Executive for the cost of, the Executive's eligibility for and participation in any life insurance plans provided by the Corporation upon the same basis and cost as prior to the Termination Event.

                                 ARTICLE IX

REDUCTION OF PAYMENTS

      In the event any of the payments made under this Agreement would be considered an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended, then there shall be a reduction in the amount otherwise payable under this Agreement such that all payments are deductible by the Corporation.

                                  ARTICLE X

                                 ARBITRATION

      Any dispute, controversy or claim arising out of or relating to this Agreement shall be settled by arbitration conducted in Nashua, New Hampshire or other mutually agreeable location in the State of New Hampshire. The matter will be heard promptly by a single arbitrator selected by mutual agreement by the Corporation and the Executive. Should the Corporation and the Executive be unable to agree upon an arbitrator within a 30-day period, an arbitrator will be selected in accordance with the commercial arbitration rules of the American Arbitration Association. Unless the parties mutually agree otherwise, once appointed, the arbitrator will make all rulings on procedural and evidentiary matters and will determine the date, time and place of any hearings. The arbitrator shall have no power to add to, subtract from, modify or disregard any of the provisions of this Agreement. The arbitrator's decision shall be consistent with the specific terms of this Agreement. The arbitrator will issue a written decision within 30 days of the hearing or submission to him. The arbitrator's decision will be final and binding on all parties.

      In the event a Change of Control of the Corporation and a Termination Event occur and the Executive demands arbitration under the provisions of this Agreement, the Corporation agrees to share equally the cost of the arbitrator. If the arbitrator substantially upholds the Executive's grievance, then the Corporation shall reimburse the Executive for all costs and expenses reasonably incurred by him in such action or proceeding, including reasonable attorneys' fees.

                                 ARTICLE XI

                                MISCELLANEOUS

      11.1. Entire Agreement. This Agreement constitutes the entire agreement between the parties, relating to the subject matter hereof and replaces all prior agreements relating to said subject matter.

      11.2. Governing Law. This Agreement shall be governed by and is to be construed and enforced in accordance with the laws of the State of New Hampshire.

      11.3. Waivers and Modifications; Termination. This Agreement may not, in whole or in part, be waived, changed, amended, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the parties hereto. No waiver by either party of any breach by the other of any provision hereof shall be deemed to be a waiver of any later or other breach hereof or as a waiver of any other provision of this Agreement. This Agreement shall terminate as of the time the Corporation makes the final payment which it may be obligated to pay hereunder or provides the final benefit which it may be obligated to provide hereunder.

      11.4. Severability. In any case any one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

      11.5. Counterparts. This Agreement may be made and executed in counterparts, each of which shall constitute an original for all purposes.

      11.6. Section Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

      11.7 Notices. Any notice or other communication pursuant to this Agreement shall be in writing and shall be deemed to have been given or made when personally delivered, or when mailed by registered or certified mail, postage prepaid, return receipt requested, to the other party. In the case of the Corporation, any such notice shall be delivered or mailed to its principal office. In the case of the Executive, any such notice shall be delivered in person or mailed to his last known address as reflected in the records of the Corporation.

      11.8 Assignment. The Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement or otherwise assign this Agreement. The rights and obligations of the Corporation under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Corporation.

      11.09 Confidential Information. At all times during and after his employment with the Corporation, the Executive shall treat as confidential and shall not divulge, furnish or make known to or accessible to, or use for the benefit of anyone other than the Corporation, any confidential information concerning the Corporation obtained during the course of the Executive's employment. Confidential information includes, but is not limited to: ideas, inventions, discoveries, developments, processes, designs, formulas, patterns, devices, programs, methods, techniques, compilations of scientific, technological or business information, proprietary information, and trade secrets. The Executive agrees that during the term of and following the termination of his employment with the Corporation, he will not disclose to any person or use in any way any such confidential information, other than (i) information that is generally known in the Corporation's industry or acquired from public sources, (ii) as required by any court, supervisory authority, administrative agency or applicable law, or (iii) with the prior written consent of the Corporation.

      11.10 Authorization. The Corporation represents and warrants that the execution of this Agreement has been duly authorized by requisite action of the Board of Directors of the Corporation.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

WITNESS:                               PENNICHUCK CORPORATION


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       By:
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                                       Name:
                                       Its:



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                                       Executive: